Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Transcat, Inc.
Rochester, New York
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 23, 2008, relating to the consolidated financial statements and schedule of Transcat, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 29, 2008.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York
July 23, 2008